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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-57318) of Three Rivers Bancorp, Inc. on Form S-4 of our report dated March 2, 1999 (relating to the financial statements of Pennsylvania Capital Bank for the year ended December 31, 1998) appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
May 3, 2001